SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  July 25, 1997



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     5000 W. 95th Street, Suite 260
     P. O. Box 7568
     Shawnee Mission, KS                                     66207
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     (Address of principal executive offices)              (Zip code)


                               (913)  652-1000
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            (Registrant's telephone number, including area code)


     2600 Grand Blvd., Suite 500  P.O. Box 410949  Kansas City, MO  64141
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                       (Registrant's former address)





Item 2.  Acquisition and Disposition of Assets

On July 1, 1997, the Registrant's Board of Directors declared a dividend to its shareholders of record on July 11, 1997 of all shares of common stock of Response Oncology, Inc. (Response) owned by Seafield (i.e., 8,077,392 shares). On July 25, 1997, 1.2447625 shares of Response common stock were distributed for each share of Seafield common stock outstanding.

No certificates representing fractional shares were issued to shareholders as part of the distribution. The Distribution Agent combined the fractional shares into whole shares which were sold on the open market. Each shareholder entitled to receive fractional share interests received instead a cash payment in the amount of its pro rata share of the total sales proceeds.

The distribution of all shares of Response stock to the Registrant's shareholders was effected as a dividend; the Registrant's shareholders paid no consideration for any shares of Response stock received in the distribution.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired
              Not applicable.

         (b)  Pro Forma Financial Information
              Unaudited pro forma consolidated balance sheet as of June 30, 1997 as filed in the Registrant's Form 10-Q for the six months ended June 30, 1997 and incorporated herein by reference.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  August 8, 1997                 By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary